Exhibit 99.1

PLATINUM EQUITY CAPITAL PARTNERS V, L.P.

By:	Platinum Equity Partners V, L.P.
Its:	General Partner

By:	Platinum Equity Partners V, LLC
Its:	General Partner

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY PARTNERS V, L.P.

By:	Platinum Equity Partners V, LLC
Its:	General Partner

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY PARTNERS V, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS V, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS V MANAGER, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTCO, L.P.

By:	Platinum Equity Investment Holdings IC (Cayman), LLC
Its:	General Partner

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM INVESTCO (CAYMAN), LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS IC (CAYMAN), LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

PLATINUM EQUITY, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary

TOM GORES

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Attorney-in-Fact

PE ONE SOURCE HOLDINGS, LLC

By:	/s/ Justin Maroldi
Name: Justin Maroldi
Title: Assistant Secretary